Exhibit 23



                           [BKD, LLP LETTERHEAD]


                     Consent of Independent Accountants


Board of Directors
First BancTrust Corporation

We consent to the use in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2002, of our report dated February 1, 2002, on our audit of the consolidated financial statements of First BancTrust Corporation for the year ended December 31, 2001.


/s/ BKD, LLP

Decatur, Illinois
June 27, 2002